Exhibit 99.2

FOR MORE INFORMATION:

Charles Lynch

Senior Vice President, Finance and Strategy

954-384-0175 ext. 5692

charles_lynch@mednax.com

NOT FOR IMMEDIATE RELEASE

MEDNAX Completes Sale of MEDNAX Radiology Solutions to Radiology Partners

FORT LAUDERDALE, Fla. – December 16, 2020 - MEDNAX, Inc. (NYSE: MD), the national health solutions partner specializing in prenatal, neonatal, and pediatric services, today announced that it has completed the previously announced sale of MEDNAX Radiology Solutions to Radiology Partners for total consideration of $885 million. The Company received net proceeds, after related transaction expenses and customary adjustments, of approximately $865 million.

“This transaction marks an important milestone for MEDNAX, as we are now wholly focused on providing high quality care to women, newborns and children through our Pediatrix and Obstetrix medical groups,” said Mark S. Ordan, MEDNAX’s Chief Executive Officer. “In addition, the transaction will enable us to end the year 2020, and begin the year 2021, with a strong balance sheet to support our commitment to take great care of the patient, every day and in every way.”

MEDNAX intends to use the proceeds of the transaction to redeem its $750 million in outstanding principal amount of 5.25% senior notes due 2023, with a redemption date of January 7, 2021; to fund certain retained liabilities; and for general corporate purposes.

ABOUT MEDNAX

MEDNAX, Inc. is a national health solutions partner comprised of the nation’s leading providers of physician services. Physicians and advanced practitioners practicing as part of MEDNAX are reshaping the delivery of care within their specialties and subspecialties, using evidence-based tools, continuous quality initiatives, consulting services, clinical research and telemedicine to enhance patient outcomes and provide high-quality, cost-effective care. The Company was founded in 1979, and today, through its affiliated professional corporations, MEDNAX provides services through a network of more than 3,000 physicians in all 50 states and Puerto Rico. Additional information is available at www.mednax.com.

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Certain statements and information in this press release may be deemed to contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans and strategies, and all statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in the Company’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors”, as well the Company’s current reports on Form 8-K, filed with the Securities and Exchange Commission, and include the impact of the COVID-19 outbreak on the Company and its financial condition and results of operations; the effects of economic conditions on the Company’s business; the effects of the Affordable Care Act and potential changes thereto or a repeal thereof; the Company’s relationships with government-sponsored or funded healthcare programs, including Medicare and Medicaid, and with managed care organizations and commercial health insurance payors; the Company’s ability to comply with the terms of its debt financing arrangements; the impact of the divestiture of the Company’s anesthesiology and radiology medical groups and the intended uses of proceeds thereof, including to redeem the Company’s $750 million aggregate principal amount of 5.25% senior notes due 2023; the impact of management transitions; the timing and contribution of future acquisitions; the effects of share repurchases; and the effects of the Company’s transformation initiatives, including its reorientation on, and growth strategy for, its pediatrics and obstetrics business.